UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 6, 2015

W2007 GRACE ACQUISITION I, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-12073	26-1187149
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6011 Connection Drive Irving, TX	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-368-2200

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2015, W2007 Grace Acquisition I, Inc., a Tennessee corporation (the Company) entered into an Agreement and Plan of Merger (the Merger Agreement) with W2007 Grace II, LLC (Parent), W2007 Grace Acquisition II, Inc. (Merger Sub), and, solely for the purposes of certain payment obligations thereunder, PFD Holdings LLC (PFD Holdings), Whitehall Parallel Global Real Estate Limited Partnership 2007 and W2007 Finance Sub, LLC, pursuant to which the Company will be merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Parent (the Merger).

Subject to the terms and conditions of the Merger Agreement, if the Merger is completed, each record holder of the Company’s 8.75% Series B Cumulative Preferred Stock (the Series B Preferred Stock) and 9.00% Series C Cumulative Preferred Stock (the Series C Preferred Stock, and together with the Series B Preferred Stock, the Preferred Stock) at the effective time of the Merger will be entitled to receive $26.00 in cash, without interest and less any applicable withholding taxes for each share of Series B Preferred Stock and each share of Series C Preferred Stock owned by such record holder immediately prior to the Merger (other than shares held by holders who have properly demanded and perfected their dissenters’ rights under the Tennessee Business Corporation Act (the TBCA) or shares held by the Company or one of its subsidiaries). Each share of the Company’s common stock and each share of the Company’s Series D Cumulative Preferred Stock (the Series D Preferred Stock) will be cancelled without consideration. It is PFD Holdings’ intention that, if the Merger is approved, it will elect to cancel the shares of Preferred Stock that it owns in lieu of accepting the merger consideration by contributing such shares of Preferred Stock to a newly formed subsidiary, which subsidiary will then be contributed to the Company immediately prior to the Merger in exchange for newly issued shares of Company common stock. If such election is made, such shares of Preferred Stock will, immediately prior to the Merger, be cancelled without payment of any consideration to PFD Holdings, other than the issuance of shares of common stock.

Completion of the Merger is subject to certain conditions, including (i) the approval of the Merger Agreement by the affirmative vote of a majority of all the votes entitled to be cast by the holders of the Company’s outstanding capital stock, including the Series B Preferred Stock and the Series C Preferred Stock, as of the record date for the special meeting (the Special Meeting), each voting as a separate voting class; (ii) the approval of the amendment to the Company’s Amended and Restated Charter contemplated in the Merger Agreement by the affirmative vote of at least 66 2/3% of votes entitled to be cast by the holders of the outstanding Series B Preferred Stock and Series C Preferred Stock as of the record date for the Special Meeting, voting as a single class; (iii) holders of no more than 7.5% of the outstanding shares of the Preferred Stock delivering (and not withdrawing), prior to the Special Meeting, written notice of their intent to demand payment if the Merger is effectuated, pursuant to Section 48-23-202 of the Tennessee Business Corporation Act (the TBCA); (iv) the final approval and entry of a final and non-appealable order and judgment of a Stipulation and Agreement of Settlement (the Stipulation), dated October 8, 2014, as supplemented December 4, 2014, by the United States District Court for the Western District of Tennessee (the Final Approval Condition); and (v) the absence of any law or order, whether temporary, preliminary or permanent, being enacted, issued, entered, promulgated or enforced by any governmental authority having jurisdiction over the parties to the Merger Agreement being in effect which makes illegal, enjoins, prohibits or otherwise prevents the consummation of the Merger and the other transactions contemplated by the Merger Agreement or the Stipulation. The Merger Agreement provides that the Company’s obligation to complete the Merger is subject to the satisfaction or, other than with respect to the Final Approval Condition which may not be waived by the Company, waiver by the Company of the conditions listed above.

Parent beneficially owns and has the right to vote all of the 100 shares of the Company’s issued and outstanding common stock. Goldman, Sachs & Co., an affiliate of the Company, beneficially owns and has the right to vote all of the 112 shares of the issued and outstanding shares of the Company’s Series D Preferred Stock. Each has delivered a unanimous written consent in accordance with the TBCA, consenting to the approval of the Merger Agreement. PFD Holdings and its affiliates beneficially own and have the right to vote approximately 51% of the outstanding shares of the Series B Preferred Stock and approximately 71% of the Series C Preferred Stock. Accordingly, the approval by the shareholders of the Merger Agreement at the Special Meeting is assured.

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the effective time of the Merger, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company and Merger Sub, only in accordance with the Stipulation.

The Special Meeting is currently scheduled to be held on July 14, 2015, and the record date for the special meeting is May 11, 2015.

Because the Company is now registered under the Securities Exchange Act of 1934, as amended (the Exchange Act), it anticipates providing shareholders with a transaction statement on Schedule 13E-3 under the Exchange Act at least 30 days prior to completion of the Merger. The Company anticipates filing a transaction statement on Schedule 13E-3 shortly after the completion of the Special Meeting. As long as the Company has a reporting obligation under Section 15(d) of the Exchange Act, the Merger cannot be completed until the Company complies with the requirements of Rule 13e-3 as promulgated under the Exchange Act. It is possible that, prior to the Company’s filing of a transaction statement on Schedule 13E-3, the Preferred Stock will be held by fewer than 300 holders of record, in which event the Company’s duty to file under Section 15(d) of the Exchange Act would be automatically suspended and a Schedule 13E-3 may not be necessary.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement attached hereto as Exhibit 2.1 which is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, or any other party to the Merger Agreement or their respective subsidiaries or affiliates. The covenants and other terms contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the covenants and other terms thereof or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On May 6, 2015, subsidiaries of W2007 Senior Mezz, LLC (Senior Mezz) received a notice terminating its contract to sell its 10 remaining hotels. The Company has a 3% interest in Senior Mezz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 Grace Acquisition I, Inc.

Date: May 11, 2015	By:	/s/ Gregory M. Fay
	Name:	Gregory M. Fay

	Title:	Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 10, 2015, by and among W2007 Grace Acquisition I, Inc., W2007 Grace II, LLC, W2007 Grace Acquisition II, Inc., and, solely for purposes of certain payment obligations contained thereunder, PFD Holdings LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and W2007 Finance Sub, LLC.